Exhibit 10.16

TKO Group Holdings, INC.

Amended and Restated Non-Employee Director Compensation Policy

Non-employee members of the board of directors (the “Board”) of TKO Group Holdings, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”).  The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, or any committee or subcommittee of either, to each member of the Board who both (a) is not an employee of the Company, any of its subsidiaries or any parent company or other entity that consolidates the Company's financial statements and (b) to the extent appointed pursuant to the Governance Agreement, dated as of September 12, 2023, qualifies as Independent (as defined therein) (each, a “Non-Employee Director”), unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company.  This Policy was originally effective as of September 12, 2023 (the “Original Effective Date”) and is hereby amended and restated effective as of February 22, 2024 (the “Effective Date”),  and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated at any time by action by the Board in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors.  No Non-Employee Director shall have any rights hereunder, except with respect to equity awards granted pursuant to this Policy following grant thereof.

1.Cash Compensation.

(a)Annual Retainers.  Each Non-Employee Director shall receive an annual retainer of $107,000 for service on the Board.

(b)Additional Annual Retainers.

(i)Lead Independent Director.  Any Non-Employee Director serving as Lead Independent Director of the Board (the “Lead Independent Director”) shall receive an additional annual retainer of $41,667 for such service.

 (ii)Audit Committee.  Any Non-Employee Director serving as the Chair of the Audit Committee of the Company shall receive an additional annual retainer of $15,000 for such service. Each Non-Employee Director serving as a member of the Audit Committee of the Company (including any Non-Employee Director serving as the Chair of the Audit Committee of the Company) shall receive an additional annual retainer of $21,000 for such service.

(iii)  Compensation Committee. Any Non-Employee Director serving as the Chair of the Compensation Committee of the Company shall receive an additional annual retainer of $20,000 for such service. Each Non-Employee Director serving as a member of the Compensation Committee (including any Non-Employee Director serving as the Chair of the Compensation Committee of the Company) shall receive an additional annual retainer of $10,000 for such service.

(iv)  Nominating and Corporate Governance Committee. Any Non-Employee Director serving as Chair of the Nominating and Corporate Governance Committee of the Company shall receive an additional annual retainer of $15,000 for such service. Each Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (including any Non-Employee Director serving as the Chair of the Nominating and Corporate Governance Committee of the Company) shall receive an additional annual retainer of $7,500 for such service.

 (c)Payment of Retainers.  The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter.  In the event a member of the Board does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Section 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the member of the Board serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.

2.Equity Compensation.  Non-Employee Directors shall be granted the equity awards described below.  The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2023 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of applicable award agreement(s), including attached exhibits.

(a)Annual Awards.

(i)Each Non-Employee Director who (A) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Effective Date and (B) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, a restricted stock unit award under which the Non-Employee Director will, upon vesting, be entitled to receive a number of shares of Class A common stock of the Company with a value on the date of grant of $182,000 (calculated based on the average closing price, as reported on the applicable stock exchange on which such shares of Class A common stock of the Company are traded, of one (1) share of Class A common stock for the twenty (20) trading days preceding the date of grant; provided, that if such shares of Class A common stock of the Company have been traded for less than twenty (20) trading days preceding the date of grant, then based on the average closing price, as reported on the applicable stock exchange on which such shares of Class A common stock of the Company are traded, of one (1) share of Class A common stock for the number of days such shares have been trading preceding the date of grant (the “ Average Closing Price”)) (with the number of shares of Class A common stock of the Company underlying such award subject to adjustment as provided in the Equity Plan).

(ii) Any Non-Employee Director who (A) serves as Lead Independent Director as of the date of any Annual Meeting after the Effective Date and (B) will continue to serve as Lead Independent Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, a restricted stock unit award under which such Lead Independent Director will, upon vesting, be entitled to receive a number of shares of Class A common stock of the Company with a value on the date of grant of $83,333 (calculated based on the Average Closing Price) (with the number of shares of Class A common stock of the Company underlying such award subject to adjustment as provided in the Equity Plan).

The awards described in this Section 2(a) shall be referred to as the “Annual Awards.”  For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall only receive an Annual Award in connection with such election, and shall not receive any Initial Award (as defined below) on the date of such Annual Meeting as well.

(b)Initial Awards.  Except as otherwise determined by action of the Board:

(i) Each Non-Employee Director who is initially elected or appointed to the Board after the Effective Date on any date other than the date of an Annual Meeting shall be automatically granted, on the effective date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”),  a restricted stock unit award under which the Non-Employee Director will, upon vesting, be entitled to receive a number of shares of Class A common stock of the Company with a value on such Non-Employee Director’s Start Date equal to the product of (A) $182,000 and (B)  the Initial Award Percentage (as defined below), calculated based on the Average Closing Price of such shares on the Non-Employee Director’s Start Date (with the number of shares of Class A common stock of the Company underlying such award subject to adjustment as provided in the Equity Plan). The “Initial Award Percentage” shall mean (1) prior to the first Annual Meeting occurring after the Effective Date, a fraction, the numerator of which is (x) the number of days between the Original Effective Date and the anticipated date of the first Annual Meeting (as determined by the Board) minus (y) the number of days in the period beginning on the Original Effective Date and ending on such Non-Employee Director’s Start Date, and the denominator of which is the number of days in the period between the Original Effective Date and the anticipated date of first Annual Meeting occurring after the Original Effective Date and (2) following the first Annual Meeting, a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such Non-Employee Director’s Start Date, and ending on such Non-Employee Director’s Start Date, and the denominator of which is 365.

(ii) Any Non-Employee Director who is appointed as Lead Independent Director after the Effective Date on any date other than the date of an Annual Meeting shall be automatically granted, on the effective date of such Non-Employee Director’s initial appointment as Lead Independent Director (such Non-Employee Director’s “LID Appointment Date”),  a restricted stock unit award under which such Non-Employee Director will, upon vesting, be entitled to receive a number of shares of Class A common stock of the Company with a value on such Non-Employee Director’s LID Appointment Date equal to the product of (A) $83,333 and (B)  the Initial LID Award Percentage, calculated based on the Average Closing Price of such shares on the Non-Employee Director’s LID Appointment Date (with the number of shares of Class A common stock of the Company underlying such award subject to adjustment as provided in the Equity Plan). The “Initial LID Award Percentage” shall mean (1) prior to the first Annual Meeting occurring after the Effective Date, a fraction, the numerator of which is (x) the number of days between the Original Effective Date and the anticipated date of the first Annual Meeting (as determined by the Board) minus (y) the number of days in the period beginning on the Original Effective Date and ending on such Non-Employee Director’s LID Appointment Date, and the denominator of which is the number of days in the period between the Original Effective Date and the anticipated date of first Annual Meeting occurring after the Original Effective Date and (2) following the first Annual Meeting, a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such Non-Employee Director’s LID Appointment Date, and ending on such Non-Employee Director’s LID Appointment Date, and the denominator of which is 365.

The awards described in this Section 2(b) shall be referred to as “Initial Awards.”  For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award under each of Sections 2(b)(i) and (ii).

(c)Commencement of Status as Non-Employee Director.  Members of the Board who are not Non-Employee Directors, but who, following the Effective Date, become Non-Employee Directors and remain on the Board will not receive any Initial Award pursuant to Section 2(b) above, but to the extent that they are otherwise eligible, will be eligible to receive, after becoming a Non-Employee Director, Annual Awards as described in Section 2(a) above.

(d)Vesting of Awards Granted to Non-Employee Directors.  Each award granted to Non-Employee Directors on the Original Effective Date (each, an “Original Effective Date Awards”), Annual Award and Initial Award shall vest on the next Annual Meeting following the date of grant, in each case subject to the Non-Employee Director continuing in service through the date of such Annual Meeting.  No portion of an Original Effective Date Award,  Annual Award or Initial Award that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall become vested thereafter. All of a Non-Employee Director’s Original Effective Date Awards,  Annual Awards and Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

(e)Compensation Limits.  Notwithstanding anything to the contrary in this Policy, all compensation payable under this Policy will be subject to any limits on the maximum amount of Non-Employee Director compensation set forth in the Equity Plan, as in effect from time to time.

Effective Date: February 22, 2024

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